Exhibit 10.1

ulta beauty, Inc.

2026 INCENTIVE AWARD PLAN

ARTICLE I.

Purpose

The Plan’s purpose is to enhance the Company’s ability to attract, retain, and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II.

Eligibility

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.

Administration and Delegation

3.1Administration.  The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards, and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements, and to adopt, amend, and repeal Plan administrative rules, guidelines, and practices as it deems advisable.  The Administrator may correct defects and ambiguities, supply omissions, and reconcile inconsistencies in the Plan or any Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2Appointment of Committees.  To the extent Applicable Laws permit, the Board or the Administrator may delegate any or all of its powers under the Plan to one or more Committees or committees of one or more officers of the Company or any of its Subsidiaries; provided, however, that in no event shall an officer of the Company or any Subsidiary be delegated the authority to grant awards to, or amend awards held by, any individuals who are subject to Section 16 of the Exchange Act or officers of the Company or Subsidiaries (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Administrator specifies at the time of such delegation, and the Board or the Administrator, as applicable, may rescind any such delegation, appoint a new delegee, abolish any such committee or Committee, and/or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.

Stock Available for Awards

4.1Number of Shares; Prior Plan.  Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit.  For purposes of Awards granted hereunder after the Effective Date, (x) Awards that are not Full Value Awards shall count against the Overall

Share Limit as one (1) Share for every one (1) Share subject to such non-Full Value Award, and (y) Full Value Awards shall count against the Overall Share Limit as three (3) Shares for every one (1) Share subject to such Full Value Award. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market, or treasury Shares. As of the Effective Date, the Company will cease granting awards under the Prior Plan; however, Prior Plan Awards will remain subject to the terms of the Prior Plan.

4.2Share Recycling.  If all or any part of an Award or a Prior Plan Award expires, lapses or is terminated, exchanged for, or settled in cash, surrendered, repurchased, canceled without having been fully exercised ,or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Holder for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Holder to satisfy any applicable tax withholding obligation with respect to an Award or Prior Plan Award, in either case, that is a Full Value Award (including Shares retained by the Company from the Award or Prior Plan Award being purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. To the extent that Shares become or again are available for Awards under the Plan in accordance with this Section 4.2, then the number of Shares available for Awards under the Plan shall increase by the number of Shares that were originally debited from the share reserve with respect to such Award (or award under a Prior Plan). The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1 and shall not be available for future grants of Awards: (i) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; (ii) Shares purchased on the open market with the cash proceeds from the exercise of Options; and (iii) Shares delivered (either by actual delivery or attestation) to the Company by a Holder to satisfy the applicable exercise price of an Option or Stock Appreciation Right or a Prior Plan Award that is an Option or Stock Appreciation Right and/or to satisfy any applicable tax withholding obligation with respect to any such Award (including Shares retained by the Company from such Award being exercised and/or creating the tax obligation).

4.3Incentive Stock Option Limitations.  Notwithstanding anything to the contrary herein, no more than 3,500,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4Substitute Awards.  In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination.

4.5Non-Employee Director Compensation.  Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions, and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances, and considerations as it shall deem relevant from time to time; provided that the sum of any cash  or other compensation and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director with respect to any fiscal year of the Company may not exceed $900,000. For purposes of clarity, if a non-employee Director makes an election to receive an Award representing more than one fiscal year of compensation for services as a non-employee Director, then the value of such Award shall be calculated for purposes of this Section 4.5 as an Award for services over the applicable service period with respect to which such election was made (rather than solely for services in the fiscal year of grant).

ARTICLE V.

Stock Options and Stock Appreciation Rights

5.1General.  The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. A Stock Appreciation Right will entitle the Holder (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value, or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2Exercise Price.  The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.   Notwithstanding the foregoing, in the case of an Option or a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

5.3Duration.  Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Holder due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be automatically extended until the date that is 30 days after the end of the legal prohibition, black-out period, or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term (or any shorter maximum, if applicable) of the applicable Option or Stock Appreciation Right.

5.4Exercise.  Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves, signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes.

Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5Payment Upon Exercise.  Subject to Section 10.8, any Company insider trading policy (including blackout periods), and Applicable Laws, the exercise price of an Option must be paid by:

(a)cash, wire transfer of immediately available funds, or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Holder’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c)to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Holder valued at their Fair Market Value;

(d)to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e)to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f)to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

5.6Additional Terms of Incentive Stock Options.  The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Holder agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Holder, specifying the date of the disposition or other transfer and the amount the Holder realized, in cash, other property, assumption of indebtedness, or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Holder, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be considered a Non-Qualified Stock Option hereunder.

ARTICLE VI.

Restricted Stock; Restricted Stock Units

6.1General.  The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Holder (or to require forfeiture of such Shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement.

6.2Restricted Stock.

(a)Dividends.  Holders holding Shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to the Holder holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied.

(b)Stock Certificates.  The Company may require that the Holder deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.

6.3Restricted Stock Units.

(a)Settlement.  The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Holder’s election, in a manner intended to comply with Section 409A.

(b)Stockholder Rights. A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

ARTICLE VII.

Other Stock or Cash Based Awards; DIVIDEND EQUIVALENTS

7.1Other Stock or Cash Based Awards.  Other Stock or Cash Based Awards may be granted to Holders, including Awards entitling Holders to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments, and as payment in lieu of compensation to which a Holder is otherwise entitled.  Other Stock or Cash Based Awards may be paid in Shares, cash, or other property, or any combination of the foregoing, as the Administrator determines.

7.2Dividend Equivalents.  A grant of Restricted Stock Units or Other Stock or Cash Based Award may provide a Holder with the right to receive Dividend Equivalents, and no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights. Dividend Equivalents may be paid currently or credited to an account for the Holder, settled in cash or Shares, and subject to the same restrictions on transferability and forfeitability as the Award with to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award shall only be paid out to the Holder to the extent that the vesting conditions applicable to the underlying Award are satisfied.

ARTICLE VIII.

Adjustments for Changes in Common Stock

and Certain Other Events

8.1Equity Restructuring(a).  In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Holders, and/or making a cash payment to Holders. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Holder and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2Corporate Transactions.  In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange, or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements, or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change), is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event, or (z) give effect to such changes in Applicable Laws or accounting principles:

(a)To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Holder’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Holder’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment; provided, further, that Awards held by members of the Board will be settled in Shares on or immediately prior to the applicable event if the Administrator takes action under this clause (a);

(b)To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d)To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;

(e)To replace such Award with other rights or property selected by the Administrator; and/or

(f)To provide that the Award will terminate and cannot vest, be exercised, or become payable after the applicable event.

8.3Effect of Non-Assumption in a Change in Control.  Notwithstanding the provisions of Section 8.2, if a Change in Control occurs and a Holder’s Award is not continued, converted, assumed, or replaced with a substantially similar award by (a) the Company or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Holder has not had a Termination of Service, then, immediately prior to the Change in Control, such Award shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase, and other restrictions on such Award shall lapse, in which case such Award shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out, or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of Shares subject to such Award and net of any applicable exercise price; provided that to the extent that any Award constitutes “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A (to the extent applicable to such Award) without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which the Holder would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.

8.4Administrative Stand Still.  In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.

8.5General.  Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Holder will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class, or dissolution, liquidation, merger, or consolidation of the Company or other corporation.  Except as expressly provided with respect to an Equity Restructuring under Section 8.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements, and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (ii) any merger, consolidation, dissolution, or liquidation of the Company or sale of Company assets, or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Holders and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.

General Provisions Applicable to Awards

9.1Transferability.

(a)Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered, either voluntarily or by operation of law, except for certain beneficiary designations, by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order or to any one or more Permitted Transferees, and, during the life of the Holder, will be exercisable only by the Holder. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law. References to a Holder, to the extent relevant in the context, will include references to a Holder’s authorized transferee that the Administrator specifically approves.

9.2Documentation.  Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. The Award Agreement will contain the terms and conditions applicable to an Award.  Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3Discretion.  Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award to a Holder need not be identical, and the Administrator need not treat Holders or Awards (or portions thereof) uniformly.

9.4Termination of Status.  The Administrator will determine how a Holder’s Disability, death, retirement, or an authorized leave of absence or any other change or purported change in a Holder’s Service Provider status affects an Award (including whether and when a Termination of Service has occurred) and the extent to which, and the period during which, the Holder, the Holder’s legal representative, conservator, guardian, or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5Withholding.  Each Holder must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Holder’s Awards by the date of the event creating the tax liability. The Company or one of its Subsidiaries may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Holder. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Holders may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, or check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms in its discretion, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Holder to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a Fair Market Value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of

America).  If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Holder’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Holder’s acceptance of an Award under the Plan will constitute the Holder’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6Amendment of Award; Prohibition on Repricing.  The Administrator may amend, modify, or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Holder’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding anything to the contrary contained herein, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

9.7Conditions on Delivery of Stock.  The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Holder has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8Acceleration.  The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9Cash Settlement.  Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares. or a combination thereof.

9.10Broker-Assisted Sales.  In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Holder under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (i) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (ii) such Shares may be sold as part of a block trade with other Holders in the Plan in which all Holders receive an average price; (iii) the applicable Holder will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Holder agrees to indemnify and hold the Company and its Subsidiaries harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the Company, its Subsidiaries or their designee receives proceeds of such sale that exceed the amount owed, the Company or its Subsidiary will pay such excess in cash to the applicable Holder as soon as reasonably practicable; (v) the Company, its Subsidiaries, and their designees are under no obligation to arrange for such sale at any particular price; and (vi) in the event the proceeds of such sale are insufficient to satisfy the Holder’s applicable obligation, the Holder may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Holder’s obligation.

9.11Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, no Award (or portion thereof) granted hereunder shall vest earlier than the first anniversary of the date the Award is granted; provided, however, that the foregoing shall not apply to: (i) Substitute Awards; (ii) Awards delivered in lieu of fully-vested cash awards or payments; (iii) Awards delivered in lieu of cash compensation otherwise payable to a non-employee Director, where such Director has elected to receive an Award in lieu of such cash compensation; (iv) Awards granted to non-employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders and which is at least 50 weeks after the immediately preceding year’s annual meeting; or (v) any other Awards that result in the issuance of an aggregate of up to 5% of the Overall Share Limit.  In addition, the Administrator may provide that such one-year vesting restrictions may lapse or be waived upon the Holder’s Termination of Service and/or in connection with a Change in Control.

ARTICLE X.

Miscellaneous

10.1No Right to Employment or Other Status.  No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Holder the right to continued employment or any other relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate their respective relationships with a Holder free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2No Rights as Stockholder; Certificates.  Subject to the Award Agreement, no Holder or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3Effective Date and Term of Plan.  The Board approved the Plan on March 26, 2026, subject to the approval of the Company’s stockholders. The Plan will become effective on the date it is approved by the Company’s stockholders (the “Effective Date”). If the Plan is not approved by the Company’s stockholders on or before March 26, 2027, the Plan will not become effective. No Incentive Stock Option may be granted pursuant to the Plan after the tenth anniversary of the date the Plan was approved by the Board.

10.4Amendment of Plan.  The Administrator may amend, suspend, or terminate the Plan at any time; provided that no amendment, other than (a) as permitted by the applicable Award Agreement, (b) as provided under Sections 10.6 and 10.15 hereof, or (c) an amendment to an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Holder’s consent. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5Provisions for Foreign Holders.  The Administrator may modify Awards granted to Holders who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations, or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit, or other matters.

10.6Section 409A.

(a)General.  The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Holder’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures, and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A or (B) comply with Section 409A, including regulations, guidance, compliance programs, and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties, or interest under Section 409A with respect to any Award and will have no liability to any Holder or any other person if any Award, compensation, or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties, or interest under Section 409A.

(b)Separation from Service.  If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Holder’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Holder’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Holder’s Service Provider relationship.  For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” or like terms means a “separation from service.”

(c)Payments to Specified Employees.  Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award subject to Section 409A to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Holder’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7Limitations on Liability.  Notwithstanding any other provisions of the Plan, and to the extent allowable pursuant to Applicable Law and the Company’s certificate of incorporation and bylaws, no individual acting as a Director, officer, other employee, or agent of the Company or any Subsidiary will be liable to any Holder, former Holder, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, Director, officer, other employee, or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each Director, officer, other employee, and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8Lock-Up Period.  The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Holders from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9Data Privacy.  As a condition for receiving any Award, each Holder explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering, and managing the Holder’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Holder, including the Holder’s name, address, and telephone number; birthdate; social security number, insurance number, or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage, and administer the Plan and Awards (the “Data”).  The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer, and manage a Holder’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration, and management. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Holder authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, to implement, administer, and manage the Holder’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as necessary to implement, administer, and manage the Holder’s participation in the Plan.  A Holder may, at any time, view the Data that the Company and its Subsidiaries and affiliates holds regarding such Holder, request additional information about the storage and processing of the Data regarding such Holder, recommend any necessary corrections to the Data regarding the Holder, or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. If the Holder refuses or withdraws the consents in this Section 10.9, the Company may cancel Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Holders may contact their local human resources representative.

10.10Severability.  If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11Governing Documents.  If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Holder and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that the specific provision of the Plan will not apply. For clarity, the foregoing sentence shall not limit the applicability of any additive language contained in an Award Agreement or other written agreement which provides supplemental or additional terms not inconsistent with the Plan.

10.12Governing Law.  The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13Claw-back Provisions.  All Awards (including, without limitation, any proceeds, gains, or other economic benefits actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, the Company’s Senior Leadership Clawback Policy and any other claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the Award Agreement.

10.14Titles and Headings.  The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15Conformity to Applicable Laws.  Holder acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16Relationship to Other Benefits.  No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

ARTICLE XI.

Definitions

As used in the Plan, the following words and phrases have the following meanings:

11.1“Administrator” means the Compensation Committee of the Board or another Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2“Applicable Laws” include, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act, and any rules or regulations thereunder; (b) corporate, securities, tax, or other laws, statutes, rules, requirements, or regulations, whether U.S. or non-U.S. federal, state, or local; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded.

11.3“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, or Other Stock or Cash Based Awards.

11.4“Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5“Board” means the Board of Directors of the Company.

11.6“Change in Control” shall be deemed to have occurred for purposes of the Plan if an event set forth in any one of the following paragraphs shall have occurred:

(a)A transaction or series of transactions (other than an offering of the common stock of the Company to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries, or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)Within a 24-month period, individuals who were Directors immediately before such period (“Incumbent Directors”) cease to constitute at least a majority of the members of the Board; provided, however, that any individual who was not a Director at the beginning of such period shall be deemed to be an Incumbent Director if the election or nomination for election of such individual was approved by the vote of at least two-thirds of the Directors then still in office (i) who were in office at the beginning of the 24-month period or (ii) whose election or nomination for election was so approved, in each case, unless such individual was elected or nominated as a result of an actual or threatened election contest or as a result of an actual or threatened solicitation of proxies or consents by or on behalf of anyone other than a Director; or

(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 11.6(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)A complete liquidation or dissolution of the Company;

provided, however, that a Change in Control must also constitute a “change in control event,” as defined in Treasury Regulation 1.409A-3(i)(5) to the extent required by Section 409A.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.7“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.8“Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.9“Common Stock” means the common stock of the Company.

11.10“Company” means Ulta Beauty, Inc., a Delaware corporation, or any successor thereto.

11.11“Consultant” means any person or entity, including any adviser, engaged by the Company or any of its Subsidiaries to render services to such entity that qualifies as a consultant or advisor under the applicable rules of a Form S-8 Registration Statement.

11.12“Designated Beneficiary” means the beneficiary or beneficiaries the Holder designates, in a manner the Administrator determines, to receive amounts due or exercise the Holder’s rights if the Holder dies or becomes incapacitated. Without a Holder’s effective designation, “Designated Beneficiary” will mean the Holder’s estate.

11.13“Director” means a Board member.

11.14“Dividend Equivalents” means a right granted to a Holder under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.15“Effective Date” has the meaning given such term in Section 10.3.

11.16“Employee” means any employee of the Company or its Subsidiaries.

11.17“Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.18“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all regulations, guidance, and other interpretative authority issued thereunder.

11.19“Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) if the Common Stock is not traded in any established market, the Administrator will determine the Fair Market Value in its discretion.

11.20“Full Value Award” shall mean any Award that is settled in Shares other than: (a) an Option, (b) a Stock Appreciation Right, or (c) any other Award for which the Holder pays the Fair Market Value as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).

11.21“Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.22“Holder” means a Service Provider who has been granted an Award.

11.23“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.24“Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.

11.25“Option” means an option to purchase Shares, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.

11.26“Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Holder under Article VII.

11.27“Overall Share Limit” means the sum of (a) 3,500,000 Shares, plus (b) the number of Shares available for issuance under the Prior Plan that had not been made subject to outstanding awards as of March 26, 2026, plus (c) any Shares that are subject to Prior Plan Awards which become available for issuance under the Plan pursuant to Article IV minus (d) any Shares subject to awards under the Prior Plan that are granted after March 26, 2026 and before April 13, 2026.

11.28“Performance Criteria” means the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include, but are not limited to, the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit, or economic profit), profit return ratios, or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs, and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion, or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group, or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability, or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; human capital management; environmental, social, or governance; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment, or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.

11.29“Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local, or foreign tax and securities laws applicable to transferable Awards.

11.30“Plan” means this 2026 Incentive Award Plan.

11.31“Prior Plan” means the Amended and Restated Ulta Beauty, Inc. 2011 Incentive Award Plan.

11.32“Prior Plan Award” means an award outstanding under the Prior Plan as of March 26, 2026 or granted under the Prior Plan following such date and prior to April 13, 2026.

11.33“Restricted Stock” means Shares awarded to a Holder under Article VI subject to certain vesting conditions and other restrictions.

11.34“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Holder under Article VI subject to certain vesting conditions and other restrictions.

11.35“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.36“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs, and other interpretative authority thereunder.

11.37“Securities Act” means the Securities Act of 1933, as amended, and all regulations, guidance, and other interpretative authority issued thereunder.

11.38“Service Provider” means an Employee, Consultant, or Director.

11.39“Shares” means shares of Common Stock.

11.40“Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.41“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.42“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.43“Termination of Service” means the date the Holder ceases to be a Service Provider. The Company, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, whether a Termination of Service has occurred, the question of whether a Termination of Service resulted from a discharge for cause, and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock, or other corporate transaction or event (including, without limitation, a spin-off), even though the Holder may subsequently continue to perform services for that entity.

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